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                                                                    Exhibit 23.3


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 2, 1999 on the financial statements of BioSphere Medical, Inc. and subsidiaries (formerly known as BioSepra, Inc.) included in Sepracor's Form 10-K for the year ended December 31, 1998 and to all references to our Firm included in this registration statement.

                                                         /s/ Arthur Andersen LLP
                                                         -----------------------
                                                             Arthur Andersen LLP



Boston, Massachusetts
June 24, 1999